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EXHIBIT 99.1

                                NEWS ANNOUNCEMENT


INVESTOR CONTACT
Michael Doyle
EasyLink Services Corporation
1-800-624-5266
mdoyle@easylink.com

MEDIA CONTACT
Gene King
Keating & Co.
973-966-1100
gking@keatingco.com

   EASYLINK REGAINS COMPLIANCE WITH NASDAQ CAPITAL MARKET LISTING REQUIREMENTS


(PISCATAWAY, NJ)---September 21, 2006---EasyLink Services Corporation, (NASDAQ:
EASYD), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, today announced that the company received notice from the NASDAQ Stock Market, Inc. Listing Qualifications Staff that it had cured its non-compliance with the minimum bid price requirement for the NASDAQ Capital Market and that no hearing to review the matter was required. The Company is now in full compliance with all NASDAQ Capital Market listing requirements.


As previously announced in connection with the reverse stock split effected on August 28, 2006, EasyLink's common stock currently trades under the symbol "EASYD" and will resume trading under the symbol "EASY" on Tuesday, September 26, 2006.

ABOUT EASYLINK SERVICES CORPORATION:

EasyLink Services Corporation (NASDAQ: EASYD), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic ones. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.


This news release may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink. Investors are cautioned that such statements are only predictions and those actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in the Company's reports and documents filed from time to time with the Securities and Exchange Commission.


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